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                                                                      Exhibit 99

                  PALL CORPORATION STREAMLINES MANAGEMENT TEAM
                      CREATES OFFICE OF THE CHIEF EXECUTIVE


East Hills, NY (November 14, 2006) - - Pall Corporation (NYSE: PLL) today announced that it has streamlined its management team. Chairman and CEO Eric Krasnoff is assuming the additional role of President and has created an Office of the Chief Executive.

Don Stevens, Chief Operating Officer and President of Pall Industrial, Roberto Perez, President of Life Sciences, and Lisa McDermott, Chief Financial Officer, will report directly to the Chief Executive Officer, and will join Krasnoff as members of the Office of the Chief Executive. In addition, Stevens will now oversee the Company's global shared services infrastructure as part of his COO responsibilities. The Company also announced that Marcus Wilson is leaving the Company and its Board to pursue other opportunities.

Mr. Krasnoff said, "These changes are part of Pall's well-established restructuring plan that has seen the Company reorganize its operations into two integrated businesses, Industrial and Life Sciences. Creating this leaner and flatter senior management team is another step in our effort to drive productivity and efficiency throughout the organization."

"Marc has played a significant role in the transformation of our Company into a tighter, more effective organization," Mr. Krasnoff continued. "His very considerable contributions to Pall are appreciated and deeply respected by me and all of Marc's colleagues at Pall. We wish him well in his future endeavors."



About Pall Corporation


Pall Corporation is the global leader in the rapidly growing field of filtration, separation and purification. Pall is organized into two businesses:
Life Sciences and Industrial. These businesses provide leading-edge products to meet the demanding needs of customers in biotechnology, pharmaceutical, transfusion medicine, energy, electronics, municipal and industrial water purification, aerospace, transportation and broad industrial markets. Total revenues for fiscal year 2006 were $2.0 billion. The Company headquarters is in East Hills, New York with extensive operations throughout the world. For more information visit Pall at www.pall.com

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Forward Looking Statements

Forward-looking statements contained in this and other written and oral reports are based on current Company expectations and are subject to risks and uncertainties, which could cause actual results to differ materially. All statements regarding future performance, earnings projections, earnings guidance, events or developments are forward-looking statements. Such risks and uncertainties include, but are not limited to: changes in product mix and product pricing particularly as we expand our systems business in which we experience significantly longer sales cycles and less predictable revenue with no certainty of future revenue streams from related consumable product offerings and services; increases in costs of manufacturing and operating costs including energy and raw materials; the Company's ability to achieve the savings anticipated from cost reduction and margin improvement initiatives including the timing of completion of the facilities rationalization initiative; fluctuations in foreign currency exchange rates and interest rates; regulatory approval and market acceptance of new technologies; changes in business relationships with key customers and suppliers including delays or cancellations in shipments; success in enforcing patents and protecting proprietary products and manufacturing techniques; successful completion or integration of acquisitions; domestic and international competition in the Company's global markets; and global and regional economic conditions and legislative, regulatory and political developments. The Company makes these statements as of the date of this disclosure and undertakes no obligation to update them.

CONTACT:
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Patricia Iannucci
Pall Corporation
Tel:  (516) 801-9848
E-mail:  piannucci@pall.com



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